UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2026

BEACON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15781	04-3510455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Clarendon Street

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 425-4600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01 per share	BBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Paul A. Perrault

On September 15, 2026, Paul A. Perrault informed the boards of directors of Beacon Financial Corporation (the “Company”) and its wholly owned subsidiary Beacon Bank & Trust (the “Bank”) that he will retire as President and Chief Executive Officer of the Company and the Bank and resign from the boards of directors of the Company and Bank, in each case effective as of September 21, 2026 (the “Effective Date”).

To assist with the transition, Mr. Perrault has agreed to provide consulting services for twelve months following the Effective Date, pursuant to the terms of a consulting agreement (the “Consulting Agreement”). The Consulting Agreement provides for (i) a consulting fee of $120,000 per month, (ii) payment of his annual bonus for 2026, based on actual performance, and (iii) continuation of certain benefits. The Consulting Agreement also acknowledges certain benefits that Mr. Perrault is entitled to receive on retirement pursuant to his existing employment agreement and the Company’s Equity Award Treatment Upon Retirement (“Good Leaver”) Policy, subject to Mr. Perrault’s execution of a release of claims and his entrance into certain restrictive covenant obligations set forth in the Consulting Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Sean A. Gray as President and Chief Executive Officer

In connection with Mr. Perrault’s retirement, the boards of directors of the Company and the Bank appointed Sean A. Gray, age 50, as President and Chief Executive Officer of the Company and the Bank, in each case effective as of the Effective Date. Mr. Gray was also appointed to the boards of directors of the Company and the Bank, in each case effective as of the Effective Date. Mr. Gray will not serve on any committees of the Company or Bank boards.

Mr. Gray previously served as Chief Operating Officer for the Company since 2025 following the merger between Brookline Bancorp, Inc. and Berkshire Hills Bancorp, Inc. to create the Company. Prior to that, from 2015 to 2025, Mr. Gray served as Senior Executive Vice President of Berkshire Hills Bancorp, Inc. and, from 2018 to 2025, he served as President and Chief Operating Officer of Berkshire Bank.

There are no arrangements or understandings between Mr. Gray and any other person pursuant to which Mr. Gray was selected to serve as President and Chief Executive Officer or a director of the Company. There are no family relationships between Mr. Gray and any director or executive officer of the Company, and there are no related party transactions between the Company and Mr. Gray that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01.	Regulation FD Disclosure

On September 21, 2026, the Company issued a press release announcing Mr. Gray’s appointment as President and Chief Executive Officer and Mr. Perrault’s retirement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement, dated September 18, 2026, between the Company and Paul A. Perrault

99.1	Press Release of Beacon Financial Corporation, dated September 21, 2026, announcing the appointment of Sean A. Gray and the retirement of Paul A. Perrault

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON FINANCIAL CORPORATION

Date: September 21, 2026	By:	/s/ Carl M. Carlson
Carl M. Carlson
Chief Financial and Strategy Officer